As filed with the United States Securities and Exchange Commission on January 9, 2014
Registration No. 33-20895
Registration No. 33-38021
Registration No. 33-38022
Registration No. 33-52535
Registration No. 33-52537
Registration No. 33-52539
Registration No. 33-63283
Registration No. 333-01927
Registration No. 333-11803
Registration No. 333-21631
Registration No. 333-30889
Registration No. 333-56655
Registration No. 333-68819
Registration No. 333-90417
Registration No. 333-38190
Registration No. 333-53394
Registration No. 333-91600
Registration No. 333-100564
Registration No. 333-155158

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 33-20895
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-38021
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-38022
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-52535
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-52537
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-52539
Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 33-63283
Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-01927
Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-11803
Post-Effective Amendment No. 3 on Form S-8 to Form S-4 Registration Statement No. 333-21631
Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-30889
Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-56655
Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-68819
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-90417
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-38190
Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-53394
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-91600
Post-Effective Amendment No. 3 on Form S-8 to Form S-4 Registration Statement No. 333-100564
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-155158

UNDER THE SECURITIES ACT OF 1933

CARDINAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Ohio	31-0958666
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7000 Cardinal Place
Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)

Cardinal Distribution, Inc. 1984 Nonqualified Stock Option Plan
Cardinal Distribution, Inc. 1984 Incentive Stock Option Plan
Cardinal Distribution, Inc. 1983 Incentive Stock Option Plan
Cardinal Health, Inc. Stock Incentive Plan
Cardinal Health, Inc. Directors’ Stock Option Plan
Cardinal Health, Inc. Cardinal Exchange Options
Medicine Shoppe International, Inc. 1990 Stock Option Plan
Medicine Shoppe International, Inc. Employee Incentive Stock Option Plan
Medicine Shoppe International, Inc. Executive Choice Plan
Amended and Restated 1991 Stock Plan of Pyxis Corporation
PCI Services, Inc. Stock Option Plan
Owen Healthcare, Inc. 1987 Stock Option Plan
Owen Healthcare, Inc. 1992 Stock Option Plan
Owen Healthcare, Inc. 1992 Nonemployee Directors' Stock Option Plan
Owen Healthcare, Inc. 1996 Stock Option Plan
MediQual Systems, Inc. 1987 Nonqualified Stock Option Plan
MediQual Systems, Inc. 1996 Stock Incentive Plan
R.P. Scherer Corporation 1990 Nonqualified Stock Option Plan
R.P. Scherer Corporation 1990 Nonqualified Performance Stock Option Plan A
R.P. Scherer Corporation 1990 Nonqualified Performance Stock Option Plan B
R.P. Scherer Corporation 1992 Stock Option Plan
R.P. Scherer Corporation 1997 Stock Option Plan
R.P. Scherer Corporation Director Stock Options
Allegiance Corporation 1996 Outside Director Incentive Compensation Plan
Allegiance Corporation 1996 Incentive Compensation Program
Allegiance Corporation 1998 Incentive Compensation Program
Cardinal Health, Inc. Employee Stock Purchase Plan
Cardinal Health, Inc. Global Employee Stock Purchase Plan
Bindley Western Industries, Inc. Outside Directors Stock Option Plan
Bindley Western Industries, Inc. 1987 Stock Option and Incentive Plan
Bindley Western Industries, Inc. 1993 Stock Option and Incentive Plan
Central Pharmacy Services, Inc. 1993 Stock Option Plan
Bindley Western Industries, Inc. 1998 Non-Qualified Stock Option Plan
Bindley Western Industries, Inc. 2000 Stock Option and Incentive Plan
Boron, Lepore & Associates, Inc. Amended and Restated 1996 Stock Option and Grant Plan
Boron, Lepore & Associates, Inc. 1998 Stock Option and Grant Plan
Boron, Lepore & Associates, Inc. 2002 Employee Stock Option and Incentive Plan
Syncor International Corporation 1990 Master Stock Incentive Plan
Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor International Corporation and
George S. Oki, dated January 24, 1995
Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor International Corporation and
Arnold Spangler, dated January 24, 1995
Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor International Corporation and
Steven B. Gerber, dated April 29, 1996
Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor International Corporation and
Gail R. Wilensky, dated April 29, 1996
Syncor International Corporation New Employee Stock Option Plan
Syncor International Corporation Universal Performance Equity Participation Plan
Syncor International Corporation 1999 Non-Employee Director Stock Incentive Plan
Syncor International Corporation 2000 Master Stock Incentive Plan

Nonqualified Stock Option Award Agreement between Syncor International Corporation and
Robert G. Funari, dated February 24, 1999
(Full title of the plans)

Stephen T. Falk
Executive Vice President, General Counsel and Corporate Secretary
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
(614) 757-5000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 of Cardinal Health, Inc. (the “Registrant”):

•	Registration Statement on Form S-8 No. 33-20895

•	Registration Statement on Form S-8 No. 33-38021

•	Registration Statement on Form S-8 No. 33-38022

•	Registration Statement on Form S-8 No. 33-52535

•	Registration Statement on Form S-8 No. 33-52537

•	Registration Statement on Form S-8 No. 33-52539

•	Registration Statement on Form S-4 No. 33-63283

•	Registration Statement on Form S-4 No. 333-01927

•	Registration Statement on Form S-4 No. 333-11803

•	Registration Statement on Form S-4 No. 333-21631

•	Registration Statement on Form S-4 No. 333-30889

•	Registration Statement on Form S-4 No. 333-56655

•	Registration Statement on Form S-4 No. 333-68819

•	Registration Statement on Form S-4 No. 333-90417

•	Registration Statement on Form S-8 No. 333-38190

•	Registration Statement on Form S-4 No. 333-53394

•	Registration Statement on Form S-8 No. 333-91600

•	Registration Statement on Form S-4 No. 333-100564

•	Registration Statement on Form S-8 No. 333-155158
The Registrant is filing these Post-Effective Amendments relating to employee benefit plans that have expired or have been terminated or merged solely to deregister any and all securities previously registered under the Registration Statements that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statements.
Item 8.    Exhibits.

Exhibit No.	Description
24.1	Power of Attorney*

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on January 9, 2014.

CARDINAL HEALTH, INC.

By:	/s/ Stephen T. Falk
Stephen T. Falk
Executive Vice President, General Counsel and Corporate Secretary
Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman and Chief Executive Officer and Director (principal executive officer)	January 9, 2014
George S. Barrett

*	Chief Financial Officer (principal financial officer)	January 9, 2014
Jeffrey W. Henderson

*	Senior Vice President and Chief Accounting Officer (principal accounting officer)	January 9, 2014
Stuart G. Laws

*	Director	January 9, 2014
Colleen F. Arnold

*	Director	January 9, 2014
Glenn A. Britt

*	Director	January 9, 2014
Carrie S. Cox

*	Director	January 9, 2014
Calvin Darden

*	Director	January 9, 2014
Bruce L. Downey

*	Director	January 9, 2014
John F. Finn

Director
Patricia A. Hemingway Hall

*	Director	January 9, 2014
Gregory B. Kenny

*	Director	January 9, 2014
David P. King

*	Director	January 9, 2014
Richard C. Notebaert

* By:	/s/ Stephen T. Falk
Name:	Stephen T. Falk
Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
24.1	Power of Attorney*

* Filed herewith.

4